EXHIBIT 10.5

AK STEEL CORPORATION

SUPPLEMENTAL THRIFT PLAN

(as amended and restated as of October 18, 2007)

AK STEEL CORPORATION

SUPPLEMENTAL THRIFT PLAN

ARTICLE I—INTRODUCTION AND PURPOSE

AK Steel Corporation hereby amends and restates the AK Steel Corporation Supplemental Thrift Plan (“Plan”) effective as of October 18, 2007. The purpose of the Plan is to aid AK Steel Corporation and its subsidiaries and affiliates in attracting and retaining key management personnel by providing a vehicle for such employees to accumulate additional retirement savings to supplement the retirement benefits available to them under the qualified retirement plans sponsored by AK Steel Corporation. The Plan is designed primarily to insure that such employees’ retirement savings include company matching contributions that may not be credited to such employees’ accounts under the AK Steel Corporation Thrift Plan due to the compensation and benefit limitations under sections 401(a)(17) and 415, respectively, of the Internal Revenue Code of 1986, as amended.

The purpose of this amendment and restatement is to bring the Plan into compliance with the requirements of Section 409A of the Code and applicable Treasury Regulations thereunder (referred to collectively as “Section 409A”). The terms of the Plan shall be interpreted in such manner as to be in compliance with the requirements of Section 409A, including the grandfathering provisions thereof. Participants’ accrued benefits under the Plan as of December 31, 2004 shall be grandfathered (within the meaning of Section 409A) and remain subject to the terms and conditions of the Plan as in effect on that date. This amendment and restatement is in no way intended to materially modify (within the meaning of the term “material modification” under Section 409A) the Plan as in effect on December 31, 2004 with respect to Participants’ grandfathered accrued benefits as of such date.

This Plan is in part an excess benefit plan and in part an unfunded deferred compensation arrangement maintained by AK Steel Corporation for the purpose of providing deferred compensation primarily for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II—DEFINITIONS

2.1 “Administrator” means the Compensation Committee of the Board of Directors, or such other committee or person designated by the Board of Directors.

2.2 “Beneficiary” means the person, entity or entities designated by the Participant to receive the balance of the Participant’s Supplemental Thrift Account in the event of the Participant’s death. In the absence of an express designation under this Plan, a Participant’s Beneficiary shall be his estate.

2.3 “Board of Directors” means the Board of Directors of the Company.

2.4 “Change in Control” has the same meaning under this Plan as under the Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Code Section 401(a)(17) Limitation” means, with respect to a Plan Year, the applicable compensation limitation set forth in section 401(a)(17) of the Code (as adjusted as provided therein), or any corresponding successor provision.

2.7 “Code Section 415 Limitation” means, with respect to a Plan Year, the applicable limitation on annual additions to the Thrift Plan as set forth in section 415 of the Code (as adjusted as provided therein), or any corresponding successor provision.

2.8 “Company” means AK Steel Corporation and any successor to all or substantially all of the assets of the business of AK Steel Corporation.

2.9 “Company Matching Contributions” means any Company contribution made in accordance with Section 5.1 of the Plan.

2.10 “Eligible Employee” means any member of management of the Company who is selected by the Administrator to be eligible for benefits under this Plan.

2.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.12 “Fixed Income Fund” has the same meaning under this Plan as under the Thrift Plan.

2.13 “Participant” means an Eligible Employee who has a Supplemental Thrift Account under the Plan, or a person who was such at the time of his death or termination of service and who retains, or whose Beneficiary retains, a benefit under the Plan which has not been distributed.

2.14 “Plan” means the AK Steel Corporation Supplemental Thrift Plan, as set forth herein and as it may be amended from time to time.

2.15 “Plan Year” means the calendar year.

2.16 “Supplemental Thrift Account” means the account (including any sub-accounts) established and maintained on the books of the Company for a Participant under the Plan for purposes of reflecting any Company Matching Contribution under Article V, as adjusted from time to time for investment gains or losses and distributions.

2.17 “Thrift Plan” means the AK Steel Corporation Thrift Plan, Plan Document A, as amended, and any successor or replacement plan for such plan.

2.18 “Trust” means the trust established pursuant to the Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans dated February 21, 1997, as amended, and any successor or replacement trust for such trust.

2.19 “Trustee” means the Trustee under the Trust.

ARTICLE III—ADMINISTRATION

This Plan shall be administered by the Administrator or its delegate as the Administrator may designate from time to time. The Administrator (or such delegate) shall have full discretion to interpret the Plan’s terms, and to resolve claims which may arise under the Plan.

ARTICLE IV—SOURCE OF BENEFITS

4.1 General. The Company may pay benefits due under the terms of this Plan directly from its assets or from assets held in the Trust. All assets held in the Trust shall at all times be assets of the Company. The benefits payable under this Plan shall be unfunded for all purposes of the Code and ERISA.

4.2 Assets of the Company. Nothing contained in this Plan shall give or be deemed to give any Participant or any other person any interest in any property of the Trust or of the Company or any right except to receive such payments as are expressly provided hereunder.

4.3 Funding Upon Change in Control. In the event of a Change in Control, the Company shall fully fund all benefits then accrued under this Plan by transferring sufficient assets to the Trustee in cash or in kind, provided, however, that such transfer shall not be made during any “Restricted Period” as defined in Section 409A(b)(3) of the Code or if prohibited by applicable law. Such funding obligation may be secured by an irrevocable letter of credit issued to the Trustee by such bank or other lending institution as approved by the Administrator.

ARTICLE V—ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Participation in this Plan shall be limited to Eligible Employees. An Eligible Employee may receive allocations of Company Matching Contributions in accordance with Section 5.1, and thereby become a Participant under the Plan. An Eligible Employee who becomes a Participant shall continue to be a Participant until such time as his Supplemental Thrift Account has been completely distributed to him or his Beneficiary.

5.2 Removal. The Administrator may remove any Participant from future participation in this Plan. Such removal shall not affect the removed Participant’s benefits under this Plan that accrued prior to the effective date of the removal.

ARTICLE VI—COMPANY MATCHING CONTRIBUTIONS

6.1 General. The Company shall, with respect to any Plan Year, credit matching contributions to the Supplemental Thrift Account of each Eligible Employee whose employer matching contributions under the Thrift Plan are limited due to application of the Code Section 401(a)(17) Limitation and/or the Code Section 415 Limitation. Such matching contributions to be credited to an Eligible Employee’s Supplemental Thrift Account shall not exceed, with respect to any Plan Year, the additional matching contributions that would have been contributed to the Eligible Employee’s account under the Thrift Plan if the Code Section 401(a)(17) Limitation and the Code Section 415 Limitation were not applicable.

6.2 Crediting of Supplemental Thrift Accounts. Any matching contributions under Section 5.1 shall be credited to the Participant’s Supplemental Thrift Account on the same periodic basis as matching contributions are credited to Participants’ accounts under the Thrift Plan.

ARTICLE VII—CREDITING OF EARNINGS

7.1 General. There shall be credited to each Participant’s Supplemental Thrift Account earnings (or losses) as if such Supplemental Thrift Account was actually invested in the Fixed Income Fund. The rates of return throughout each Plan Year for the Fixed Income Fund shall be the same as the actual rates of return for said fund as under the Thrift Plan. For each Plan Year, each Participant’s Supplemental Thrift Account shall be increased or decreased as if it had earned such rates of return. Such increase or decrease shall be based on the varying balances of the Supplemental Thrift Accounts throughout the Plan Year and shall be credited to said accounts on the same periodic basis as investment earnings (losses) are credited to Participants’ accounts under the Thrift Plan.

7.2 Trust Investments. Nothing contained herein shall require the Company to invest assets of the Trust in any particular manner, or be deemed to permit any Participant to direct the manner in which the assets of the Trust are invested. Such investments are governed by the terms of the Trust.

ARTICLE VIII—PLAN BENEFITS

8.1 Vesting. Except as provided in Section 11.4, a Participant shall at all times be fully vested in his Supplemental Thrift Account.

8.2 Distributions. Except as otherwise provided under the Plan, a Participant’s Supplemental Thrift Account will be paid in a single lump-sum payment to the Participant, or in the case of the Participant’s death, to his designated Beneficiary, within thirty (30) days following the date on which the Participant completely separates from service with the Company.

8.3 Withholding. All federal, state or local taxes that the Administrator determines are required to be withheld from any payments made pursuant to this Article VIII shall be withheld by the Company. Each Participant shall be solely responsible for any and all taxes payable on any sums distributed to or on behalf of any Participant under this Plan.

8.4 Six-Month Waiting Period. Notwithstanding any provision of the Plan to the contrary, with respect to any Participant who on his Termination Date is deemed to be a “specified employee” within the meaning of Section 409A, his benefit under the Plan shall not be paid prior to the earlier of: (i) the expiration of the six-month period measured from the date of his “separation from service” (as defined in Section 409A) with the Company, or (ii) his death. Such Participant shall be entitled to interest on such delayed payment for such six-month period (or shorter period as the case may be), accrued at the average prime rate in effect during such period of delay, which shall be added to his benefit payable under the Plan. The average prime rate of interest for this purpose shall be the average over such period of the daily prime rate of interest published by the Fifth Third Bank, Cincinnati, Ohio or its successors.

ARTICLE IX—DEATH BENEFIT

Upon the death of a Participant, any unpaid nonforfeitable amounts represented by the Participant’s Supplemental Thrift Account, increased by any amounts due to be credited but not yet credited under Sections 5.1 and 5.2, shall be payable to the Participant’s Beneficiary in a single sum within 30 days following the Participant’s death.

ARTICLE X—INTERPRETATION, AMENDMENT AND TERMINATION

10.1 Interpretation of the Plan. This document contains the terms of the Plan. However, the Administrator shall have, and the Board expressly reserves to itself and its delegates, the broadest possible power to exercise its discretion to interpret the terms of this Plan and to resolve any question regarding any person’s rights under the Plan. Any such interpretation shall be final and binding upon a Participant, his spouse and his heirs and subject to review only in accordance with Section 9.2.

10.2 Claims Procedure. Any Participant or other person claiming a right under this Plan shall submit such claim in writing to the Administrator, or its delegate, for resolution. No person shall have any claim or cause of action for any benefit under this Plan until the Administrator, or its delegate, has responded to such written claim, which response shall not be unreasonably delayed. It is the intent of the Company, and each Participant agrees as a condition of participation, that any judicial review of any decision hereunder shall be limited to a determination of whether the Administrator, or its delegate, acted arbitrarily or capriciously, and that any decision of the Administrator or its delegate shall be enforced unless the action taken is found by a court of competent jurisdiction to have been arbitrary or capricious.

10.3 Amendment or Termination of Plan. The Board of Directors may, at any time, with or without notice to any person, amend or terminate this Plan; provided, however, that neither the amendment nor the termination of the Plan may reduce a Participant’s Supplemental Thrift Account or adversely affect the rights of any Participant to the benefits accrued by the Participant prior to the date of the action accomplishing the amendment or termination.

ARTICLE XI—MISCELLANEOUS

11.1 Unsecured General Creditor. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant or his designated Beneficiary shall acquire any property interest in his Supplemental Thrift Account or any other assets of the Company, their rights being limited to receiving from the Company deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Participant or Beneficiary acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.2 Obligations to the Company. If a Participant becomes entitled to a distribution of benefits under this Plan, and if at such time the Participant has any outstanding debt, obligation or other liability representing an amount owed to the Company, then the Company may offset such amounts against the amount of benefits otherwise distributable under the Plan. Such determination shall be made by the Administrator.

11.3 Assignment or Alienation. Except as required by law, no right of a Participant or designated Beneficiary to receive payments under this Plan shall be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect.

11.4 Forfeiture for Cause. Any Participant may be terminated for “Cause” upon written notice by the Company setting forth the reasons for such termination. “Cause” means a willful engaging in gross misconduct materially and demonstrably injurious to the Company. “Willful” means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company. Any such determination shall be made by the Administrator in its sole discretion. Notwithstanding the provisions of Section 7.1, upon termination for Cause, such Participant shall forfeit any Company Matching Contributions credited to his Supplemental Thrift Account under Section 5.1 and any earnings allocable to such contributions under Section 6.1.

11.5 Sale of Business. Neither the sale of all of the outstanding stock of the Company or its parent company, AK Steel Holding Corporation, nor the sale of substantially all of the assets of the Company shall be or be deemed to be a termination of service for the purpose of establishing a Participant’s right to commence to receive benefits under this Plan.

11.6 General Conditions. Any retirement benefit or any other benefit payable under the Thrift Plan shall be paid solely in accordance with the terms and conditions of the Thrift Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Thrift Plan.

11.7 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by any person that the assets of the Company will be sufficient to pay any benefit hereunder.

11.8 No Enlargement of Rights. No Participant or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

11.9 Construction. Article and section headings in this Plan are for convenience of reference only and shall not be considered as part of the terms of the Plan. Words in the masculine gender include the feminine, and the singular includes the plural, and vice versa, unless qualified by the context.

11.10 Validity. In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

11.11 Binding on Successors, Purchasers, Transferees and Assignees. The Plan shall be binding upon any successor or successors of the Company whether by merger, consolidation, or otherwise. In the event of the sale or transfer of substantially all of the assets of the Company to any successor, purchaser, transferee or assignee, the Company agrees that as a condition of such sale or transfer, the successor, purchaser, transferee or assignee shall adopt and assume the Plan at the time of the sale, transfer or assignment including, without limitation, all obligations which have accrued or may accrue in the future, and shall be bound by all the terms and provisions of the Plan, and the Company shall remain fully liable under the Plan.

11.12 Applicable Law. This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

AK STEEL HOLDING CORPORATION AK STEEL CORPORATION

By:	/s/ David C. Horn
David C. Horn, Senior Vice
President, General Counsel and Secretary

Adopted: April 19, 2001

Amended and Restated: October 18, 2007